UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 14, 2021

BAYCOM CORP
(Exact name of registrant as specified in its charter)

California	001-38483	37-1849111
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Ygnacio Valley Road, Suite 200, Walnut Creek, CA	94596
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (925) 476-1800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock	BCML	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company.   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2021, the Board of Directors (the “Board”) of BayCom Corp (the “Company”) approved an increase in the size of the Company’s Board from nine to 11 directors and appointed Janet L. King and Keary L. Colwell, each of whom is currently an executive officer of the Company, to fill the vacancies created by such increase. The appointments will be effective as of December 15, 2021. With the appointments of Ms. King and Ms. Colwell, the Company will be in compliance with California law which requires the Company, based on the current size of its Board, to have a minimum of three directors that identify as female and minimum one director from “underrepresented community” on its Board by the year end December 31, 2021. Ms. King and Ms. Colwell will serve as directors until the next annual meeting of stockholders.

Ms. King and Ms. Colwell have not been and are not expected to be appointed to any Company Board committees.

Ms. King, age 59, is the Senior Executive Vice President and Chief Operating Officer of the Company. Ms. King has served as the Chief Operating Officer of the Bank (formerly known as Bay Commercial Bank) since its inception in 2004.

Ms. Colwell, age 62, is the Senior Executive Vice President, Chief Financial Officer and Corporate Secretary of Company. Ms. Colwell has served as the Chief Financial Officer and Corporate Secretary of the Bank since inception in 2004 and is presently also the Bank’s Chief Administrative Officer.

There were no arrangements or understandings pursuant to which either Ms. King or Ms. Colwell were selected as directors of the Company. In addition, there are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Ms. King or Ms. Colwell was a participant or in which either of them has any direct or indirect material interest.

Ms. King and Ms. Colwell will not be compensated for their service on the Board of the Company.

Item 8.01Other Events

On December 15, 2021, the Company issued a press release announcing the appointments of Ms. King and Ms. Colwell as members of the Board. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference in its entirety.

Item 9.01Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	The following exhibits are included with this Report:

Exhibit No.	Description
99.1	Press release dated December 15, 2021 announcing appointment of new directors.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BAYCOM CORP

Date:	December 15, 2021	By:	/s/ Keary L. Colwell
Keary L. Colwell, Senior Executive Vice President, Chief Financial Officer and Corporate Secretary